-more- News ONEOK Announces Refined Products Pipeline Expansion to the Greater Denver Area Includes Expanded Connectivity with Denver International Airport TULSA, Okla. – July 18, 2024 – ONEOK, Inc. (NYSE: OKE) today announced plans to expand its pipeline capacity connecting Mid-Continent and Gulf Coast refined products supply with the greater Denver area to meet growing demand and increase connectivity with Denver International Airport (DIA). The project includes construction of a new 230-mile, 16-inch diameter pipeline from Scott City, Kansas, to DIA and the addition or upgrading of certain pump stations along the existing refined products pipeline system. Total system capacity will increase by 35,000 barrels per day (bpd) and will have additional expansion capabilities. The project is expected to cost approximately $480 million and be completed in mid-2026. Following the close of an open season earlier this year, the project is fully subscribed under long-term contracts. “ONEOK is uniquely positioned to help meet the growing demand for refined products and renewable fuels across the greater Denver area of Colorado,” said Pierce H. Norton II, ONEOK president and chief executive officer. “This project will provide additional needed capacity for various transportation fuels, including aviation and sustainable aviation fuel to support increasing demand from the expansion of Denver International Airport. “This announcement is another example of the attractive-return growth opportunities ahead of us following the acquisition of our refined products and crude oil businesses,” added Norton. “We remain focused on addressing growing energy demand while maintaining our commitment to safe and reliable operations.” At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined July 18, 2024 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Annell Morrow 918-894-8740 Exhibit 99.1

ONEOK Announces Refined Products Pipeline Expansion to the Greater Denver Area July 18, 2024 Page 2 -more- products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected capital expenditures and cash flow), liquidity, management’s plans and objectives for our future growth projects (including dates for expected completion of growth projects) and other future operations (including plans to construct additional refined products facilities and related cost estimates), market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws. Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "guidance," "intend," "may," "might," “outlook,” "plan," "potential," "project," "scheduled," "should," "will," "would" and other words and terms of similar meaning. One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including, without limitation, ONEOK being unable to achieve the anticipated benefits of the transaction. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in the other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. ###